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                                                                 EXHIBIT 10.5

[MORGAN STANLEY LOGO]                                  MORGAN STANLEY
                                                       1585 BROADWAY
                                                       NEW YORK, NY 10036-8293

March 12,2004

To:      Calpine Generating Company, LLC
         50 West San Fernando Street
         San Jose, CA 95113

Ladies and Gentlemen:

Morgan Stanley Capital Group Inc. (hereinafter "MSCG") and Calpine Generating Company, LLC ("Counterparty") have entered into an ISDA Master Agreement (Multicurrency-Cross Border) and the related Schedule (together, the "Master Agreement"), dated the date hereof, providing, among other things, that the parties may enter into one or more commodity transactions relating to the purchase, sale, exchange or similar physically-delivered and/or financially-settled transactions (or options thereon) with respect to crude oil, natural gas, electricity or other energy commodity or energy related services, or emission allowances (each, a "Transaction"), based on prices of such commodities as the parties may agree, and the terms and conditions of which shall be set forth in individual confirmations issued by MSCG or exchanged between the parties (each, a "Confirmation"), including that certain Confirmation, dated the date hereof (the "Index Hedge Confirmation") (the Master Agreement, the Transactions, together with each Confirmation (including the Index Hedge Confirmation), collectively hereinafter the "Agreement"). In consideration of Counterparty entering into such Transactions, Morgan Stanley ("MS") hereby irrevocably and unconditionally guarantees to Counterparty, with effect from the date of the Agreement, the due and punctual payment of all amounts payable by MSCG under the Agreement when the same shall become due and payable, whether on scheduled payment dates, upon demand, upon declaration of termination or otherwise, in accordance with the terms of the Agreement and giving effect to any applicable grace period. Upon failure of MSCG punctually to pay any such amounts, and upon written demand by Counterparty to MS at its address set forth in the signature block of this Guarantee (or to such other address as MS may specify in writing), MS agrees to pay or cause to be paid such amounts; provided that delay by Counterparty in giving such demand shall in no event affect MS's obligations under this Guarantee.

MS hereby agrees that its obligations hereunder shall be unconditional and will not be discharged except by complete payment of all amounts payable under the Agreement and this Guarantee, irrespective of any claim as to the Agreement's validity, regularity or enforceability or the lack of authority of MSCG to execute or deliver the Agreement; or any change in or amendment to the Agreement; or any waiver or consent by Counterparty with respect to any provisions thereof; or the absence of any action to enforce the Agreement, or the recovery of any judgment against MSCG or of any action to enforce a judgment against MSCG under the Agreement; or any similar circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor generally.

MS hereby waives diligence, presentment, demand on MSCG for payment or otherwise (except as provided hereinabove), filing of claims, requirement of a prior proceeding against MSCG and protest or notice, except as provided for in the Agreement with respect to amounts payable by MSCG. If at any time payment under the Agreement is rescinded or must be otherwise restored or returned by Counterparty upon the insolvency, bankruptcy or reorganization of MSCG or MS or otherwise, MS's obligations hereunder with respect to such payment shall continue to be effective or be reinstated, as the case may be, upon such restoration or return being made by Counterparty, all as though such payment had

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not been made. MS hereby waives all legal and equitable defenses arising out of the liquidation, insolvency, bankruptcy or other legal disability of MSCG.

MS represents to Counterparty as of the date hereof, which representations will be deemed to be repeated by MS on each date on which a Transaction is entered into and on each date on which a Transaction becomes effective, that:

1. it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full power and legal right to execute and deliver this Guarantee and to perform the provisions of this Guarantee on its part to be performed;

2. its execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of incorporation or by-laws or any law, regulation or contractual restriction binding on it or its assets;

3. all consents, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and notifications, reports and registrations requisite for its due execution, delivery and performance of this Guarantee have been obtained from or, as the case may be, filed with the relevant governmental authorities having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance; and

4. this Guarantee is its legal, valid and binding obligation enforceable against it in accordance with its terms except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights or by general equity principles.

By accepting this Guarantee and entering into the Agreement, Counterparty agrees that MS shall be subrogated to all rights of Counterparty against MSCG in respect of any amounts paid by MS pursuant to this Guarantee, provided that MS shall be entitled to enforce or to receive any payment arising out of or based upon such right of subrogation only to the extent that it has paid all amounts payable by MSCG under the Agreement and provided, further that, notwithstanding any payment made by MS hereunder or any setoff or application of funds of MS by Counterparty, until the expiration of the Agreement and payment in full of all amounts due to Counterparty under the Agreement and this Guarantee, MS shall not
(a) exercise any right of subrogation to the rights of Counterparty against MSCG or any right of indemnity, contribution or similar right or remedy, against MSCG or any of its assets or property in respect of any amount paid by MS under this Guarantee or (b) file a proof of claim in competition with Counterparty for any amount owing to MS by MSCG on any account whatsoever in the event of the bankruptcy, reorganization, insolvency or liquidation of MSCG. All payments that MS is required to make under this Guarantee shall be without any setoff, recoupment, counterclaim or condition.

The rights and remedies set forth in the Agreement and this Guarantee are in addition to and not exclusive of all rights and remedies available to Counterparty by law in respect of the Agreement or this Guarantee. Counterparty shall be entitled to apply any amount received by it from MSCG or MS in respect of MSCG's obligations under the Agreement to the discharge of those obligations in such order as Counterparty may from time to time elect in its sole discretion.

MS shall reimburse Counterparty on demand for all reasonable costs and expenses (including reasonable fees and expenses of counsel) incurred in connection with the successful enforcement of Counterparty's rights under this Guarantee.

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MS shall not transfer any of its rights or obligations hereunder without the prior written consent of Counterparty, which consent shall not he unreasonably withheld, and any purported transfer without that consent shall be void, provided that MS may assign its rights and obligations hereunder without consent only if MS sells or transfers MSCG, or MS merges into, or is acquired, by another entity, so long as (i) in the event that MSCG is sold or transferred, the assignee is an entity that has a credit rating equal to or greater than MS's at the time of the assignment and upon such assignment MS shall be released from its obligations under this Guarantee, or (ii) in the event that MS merges into, or is acquired by, another entity, the surviving entity of such merger or acquisition assumes all of MS's obligations hereunder. Counterparty shall not transfer any of its rights or obligations hereunder without the prior written consent of MS, which consent shall not be unreasonably withheld, except that Counterparty may, without the consent of MS, (a) transfer its interest in this Guarantee to any person or entity to which any interest or obligation in or under the Agreement is transferred in a manner consistent with the terms of the Agreement; (b) any affiliate of Counterparty or any person or entity succeeding to all or substantially all of the assets of Counterparty, provided that the nature of the business of the assignee shall be substantially similar to that of Counterparty and such assignee would not have any greater right of set-off than that of Counterparty and (c) Counterparty may at any time create a security interest in all or any portion of its rights under this Guarantee in favor of any party providing financing to the Counterparty. This Guarantee shall be binding on MS and its successors and assigns and shall inure to the benefit of Counterparty and its successors and assigns.

This Guarantee shall remain in full force and effect until the expiration or termination of the Index Hedge Transaction. Such expiration or termination shall not, however, affect or reduce MS's obligation hereunder for any liability of MSCG incurred prior to such expiration or termination.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

MORGAN STANLEY

 By:         /s/JACQUELINE T. BRODY
             ---------------------------
 Name:       JACQUELINE T. BRODY
 Title:      Assistant Treasurer
 Address:    1585 Broadway
             New York, NY 10036